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11/9/00                             AGREEMENT

                  TECHNOLOGY BUSINESS TAX CERTIFICATE PROGRAM

     This Agreement (hereinafter "Agreement"), made as of _____ day of ____________,20 ____, by and between ____________________________, ("Selling
Company"), a company organized under the laws of the state of ____________, having its principal offices at ________________________________________________
and _______________________________________________________________ ("Buying
Company"), a company organized under the laws of the State of _____________, having its principal offices at ________________________________________________
the above entities being hereinafter referred to as the "Parties."


                                  WITNESSETH:

     WHEREAS, in order for society to appreciate the anticipated potential rewards from emerging technology and biotechnology research, private industry must have access to sufficient financial resources to conduct research and transfer research discoveries into viable commercial products;

     WHEREAS, pursuant to P.L. 1997, c.334 as amended, the State of New Jersey created a tax benefit transfer program for emerging technology and biotechnology companies in order to provide additional funds to said companies by allowing new or expanding emerging technology and biotechnology companies with unused NOL Carryover and/or Unused R & D Credits to surrender those tax benefits for use by other corporation business taxpayers in exchange for private financial assistance;
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     WHEREAS, the Division of Taxation has established the amount of tax benefits that Selling Company can transfer over State Fiscal Year ______ to be $_______;
     NOW, therefore, in consideration of the mutual premises and covenants made herein, the Parties agree as follows:


                                   ARTICLE I

1.01  Definitions:

     "NJEDA" means the New Jersey Economic Development Authority established pursuant to section 4 of P.L. 1974, c. 80 (C.34:1B-4), as amended and supplemented;
     "Affiliated Business" means an entity which directly or indirectly owns or controls 5% or more of the voting rights of any kind or 5% or more of the value of all classes of both the taxpayer receiving the benefits and a corporation surrendering the benefits.
     "Biotechnology" means the continually expanding body of fundamental knowledge about the functioning of biological systems from the macro level to the molecular and sub-atomic levels, as well as products, services, technologies and sub-technologies developed as a result of insights gained from research advances which add to that body of fundamental knowledge;
     "Biotechnology company" means an emerging corporation that has a headquarters or base of operations located in New Jersey and that is engaged in the research, development, production, or provision of biotechnology for the purpose of developing or providing products or processes for specific commercial or public purposes, including but not limited to, medical, pharmaceutical, nutritional, and other health-related purposes, agricultural purposes, and environmental purposes, or a corporation that has a headquarters or base of operations located in

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New Jersey and that is engaged in providing services or products necessary for such research, development, production, or provision;

     "Certificate" means the certificate issued by the Division relating to the Unused NOL Carryover and/or Unused R & D Credits of the Selling Company;

     "Division" means the Division of Taxation.

     "Technology company" means an emerging corporation that has a headquarters or base of operations located in New Jersey, and who employs some combination of the following: highly educated or trained managers and workers, or both, employed in New Jersey who use sophisticated scientific research service or production equipment, processes or knowledge to discover, develop, test, transfer or manufacture a product or service;

     "Unused NOL Carryover" means Unused Net Operating Loss Carryover, pursuant to N.J.S.A. 54:10A-4(k)(6)(B), of the Selling Company.

     "Unused R & D Credits" means unused amounts of research and development tax credits, pursuant to N.J.S.A. 54:10A-5.24(1)(b), of the Selling Company.

                                   ARTICLE II

     Section 2.01 Compensation. Subject to the conditions set forth in Section
2.02 hereof, within 10 days of Selling Company's notifying Buying Company of its receipt of the Certificate from the Division, Buying Company agrees to purchase the Certificate for a purchase price in the aggregate amount of $_______ for the transfer of tax benefits in the amount of $________ for the years and amounts more fully set forth in the Selling Business Tax Benefit Identification Form, attached.


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     Section 2.02 Conditions to Purchase. Buying Company's obligation to purchase is conditioned upon:

     a) the approval by NJEDA of Selling Company's Application for transfer of tax benefits for private financial assistance;

     b)   the approval of this Agreement by the NJEDA and the Division;

     c) a final determination by the Division that the amount of the Certificate is equal to $________;

     d) the selling business named in this agreement agrees not to sell any tax benefit certificate in connection with the Technology Business Tax Certificate Program, to an affiliated business.

                                  ARTICLE III

     Section 3.01 Covenants of the Selling Company. The Selling Company covenants:

     a) it shall maintain a headquarters or a base of operations in the State through the next calendar year following the signature date of this agreement.

     b) the Selling Company shall expend the proceeds of this purchase in connection with the operation of the Selling Company in the State of New Jersey including but not limited to the expenses of fixed assets, such as the construction, acquisition and development of real estate, materials, start-up, tenant fit-out, working capital, salaries, research and development expenditures and any other expenses determined by the NJEDA to be necessary to carry out the purposes of the New Jersey Emerging Technology and Biotechnology Financial Assistance Program and any other expenses determined by the New Jersey Emerging Technology and Biotechnology Financial Assistance Program.

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          Section 3.02   Covenants of the Buying Company.   The Buying Company
covenants:

          a) it shall not assign, sell or transfer the Certificate to any Affiliated Business of Selling Company.

          b) if any representation made by Buying Company in this Agreement is willfully false or materially misleading or if Buying Company breaches the covenant set forth in Paragraph 3.02(a), the transfer of tax benefits contemplated by this Agreement shall be null and void.

          Section 3.03   Representation by Selling Company.   The Selling
Company represents to Buying Company, NJEDA and the Division that Selling Company is not an Affiliated Business of Buying Company.

          Section 3.04   Representation by Buying Company.   The Buying Company
represents to Selling Company, NJEDA and the Division that Buying Company is not an Affiliated Business of Selling Company.


                                   ARTICLE IV

          Section 4.01   Non-assignability.   The Buying Company may not assign
or transfer the Certificate in any manner.


                                   ARTICLE V

          Section 5.01   Third Party Beneficiary.   The NJEDA shall be a third
party beneficiary to this agreement, with the authority to enforce the provisions hereof and to declare a default hereunder.


                                   ARTICLE VI

          Section 6.01   Default.   Failure by the Selling Company to comply
with any covenant set forth under this agreement shall constitute an event of default.


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          Section 6.02   Remedies upon Default.   Upon the existence of any
events of default, the Buying Party or the NJEDA, as third party beneficiary to the agreement may take any action legally available to it.

          Section 6.03   Forbearance Not a Waiver.   No act of forbearance of
failure to insist on the prompt performance of the obligations pursuant to this Agreement, either expressed or implied, shall be construed as a waiver of any of its rights hereunder. In the event that any provision of this Agreement should be breached and the breach may thereafter be waived, such waiver shall be limited to the particular breach waived and shall not be deemed to waive any other breach.


                                  ARTICLE VII

          Section 7.01   Indemnification.   Selling Company covenants and agrees
to indemnify and hold harmless, the NJEDA and the State of New Jersey and their respective members, agents, officers, employees and servants from all losses, claims, damages, liabilities, and costs whatsoever (including all costs, expenses and reasonable counsel fees incurred in investigating and defending such losses and claims, etc.), brought by any person or entity, and caused by, related to, arising or purportedly arising out of, or from any loss, damage or injury resulting from the expenditure of the proceeds received pursuant to this Agreement or from the performance by the parties hereto of the obligations set forth herein. The provisions of this Paragraph shall survive termination of this Agreement.


                                  ARTICLE VIII

          Section 8.01   Governing Law.   This Agreement shall be governed by
the laws of the State of New Jersey.


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     Section 8.02 Forum and Venue.  All actions related to the matters which are the subject of this Agreement shall be forumed and venued in the court of competent jurisdiction in the County of Mercer, State of New Jersey.


     Section 8.03 Entire Agreement. This Agreement and its exhibits, the application forms of the Selling Company and Buying Company and any documents referred to herein constitute the complete understanding of the Parties and merge and supersede any and all other discussions, agreements and understandings, (other than the aforementioned applications) authorization or written, between the Parties with respect to the subject matter of this Agreement.

     Section 8.04 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid pursuant to applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Agreement, unless Buying Party shall in its sole and absolute discretion deem the invalidated provision essential to the accomplishment of the public purposes served by this Agreement, in which case Buying Party has the right to terminate this Agreement and all benefits provided to Selling Party hereunder upon the giving of sixty
(60) days prior notice as set forth in Paragraph 9.05 hereof.

     Section 8.05 Notices. All notices, consents, demands, requests and other communications which may be or are required to be given pursuant to any term of this Agreement shall be in writing and shall be deemed duly given or personally delivered or sent by United States mail, registered or certified, return receipt requested, postage prepaid, to the addresses set forth


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hereunder or to such other address as each party to this Agreement may hereafter designate in a written notice to the other party transmitted in accordance with this provision.


               Selling Company Address:

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               Buying Company Address:

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     Section 8.06 Amendments or Modifications.  This Agreement may only be amended or modified in a writing executed by both Parties, for good cause shown. Such amendments or modifications shall become effective only upon execution of same by both Parties and submission of the amendment or modification to the NJEDA and the Division for approval.

     Section 8.07 Headings. Section headings contained in this Agreement are inserted for convenience only and shall not be deemed to be a part of this Agreement.

     Section 8.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 8.09 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first set forth above.


ATTEST:                                          SELLING COMPANY:



By:                                            By:
    -----------------------                        -----------------------

NAME:                                          NAME:
      ---------------------                          ---------------------

TITLE:                                         TITLE:
       --------------------                           --------------------



ATTEST:                                            BUYING COMPANY:


By:                                            By:
    -----------------------                        -----------------------

NAME:                                          NAME:
      ---------------------                          ---------------------

TITLE:                                         TITLE:
       --------------------                           --------------------




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